UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2006

CENTURY PETROLEUM CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-126490

(Commission File Number)

47-0950123

(IRS Employer Identification No.)

9595 Six Pines, Suite 235, Building 8, Level 2, The Woodlands, TX 77380

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (832) 631 6061

1600 Broadway, Suite 2400, Denver, CO 80202

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On November 1, 2006 we entered into an agreement whereby we have acquired from Kossic Oil & Gas, LP, a 4% interest in an oil and gas property and applicable leases located in southern Louisiana. As consideration for the acquisition, we have made a payment of $222,551.96 which included prospect fees and estimated property expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY PETROLEUM CORP.

/s/ Johannes T. Petersen

Johannes T. Petersen

Secretary

Date: November 10, 2006